                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


  Filed Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) March 18, 1999
                                                         --------------



                            DEXTERITY SURGICAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



              Delaware                              0-20532                        74-2559866
      ----------------------------          -----------------------            ------------------
      (State or other jurisdiction          (Commission File Number)           (I.R.S. Employer
           of incorporation)                                                    Identification No.)


     12961 Park Central, Suite 1300, San Antonio, Texas                78216
     --------------------------------------------------              ----------
     (Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code    (210) 495-8787
                                                   --------------------------





                            LIFEQUEST MEDICAL, INC.
       -----------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 1.       Changes in Control of Registrant.

              Not Applicable.

Item 2.       Acquisition or Disposition of Assets.

              In January 1998, Dexterity Surgical, Inc., a Delaware corporation formerly known as LifeQuest Medical, Inc. (the Company), acquired approximately 20 percent of the outstanding capital stock of Dexterity Incorporated. Subsequent sales of Dexterity Incorporated capital stock to others had reduced the Company's ownership of Dexterity Incorporated to approximately 17.28 percent of the outstanding capital stock of Dexterity Incorporated at March 18, 1999. On March 18, 1999, the Company acquired the remaining capital stock of Dexterity Incorporated (the Merger) pursuant to a Plan of Merger and Acquisition Agreement (the Merger Agreement) between the Company and Dexterity Incorporated. Simultaneously with the Merger, the Company changed its name from LifeQuest Medical, Inc., to Dexterity Surgical, Inc. The consideration given to the stockholders of Dexterity Incorporated, other than the Company, consisted of (i) $1,500,000, (ii) 3,000,000 shares of the common stock, $.001 par value (Common Stock), of the Company, (iii) warrants to purchase 1,500,000 shares of Common Stock, (iv) promissory notes in the aggregate amount of $1,000,000, bearing interest at 12 percent and payable on March 18, 2000, and (v) royalties in an amount equal to 15 percent of sales of Dexterity products for a period of seven years. Such royalty is subject to minimum payments which aggregate approximately $9,700,000 over the seven-year royalty period. The Company's working capital was the source of funds for the $1,500,000 payment. The Company has determined that the fair value of the above consideration is approximately $16,000,000. The Merger was accounted for using the purchase method of accounting.

              K. C. Fadem, a director and officer of the Company, owns 10.5 percent of the outstanding capital stock of Surgical Visions I, Inc. (SVI). Robert L. Evans, a director of the Company, together with his wife, owns 7 percent of the outstanding capital stock of SVI. SVI held 165 shares, or approximately 13 percent of the outstanding shares of the capital stock of Dexterity Incorporated. K. C. Fadem and Robert L. Evans each abstained from voting on the Merger and the Merger Agreement on all votes related to the Merger by the board of directors of the Company. Robert Fadem, an officer of the Company, owns 5.6 percent of SVI. Pursuant to the terms of the Merger Agreement, SVI will receive approximately $210,000, approximately 420,000 shares of Common Stock, a warrant to purchase 210,000 shares of Common Stock, a promissory note made by the Company in the original principal amount of $140,000 and an undivided approximate 13 percent interest in the royalty to be paid pursuant to the Merger Agreement.

              Prior to the Merger, the stockholders of Dexterity Incorporated were TFX Equities Incorporated, SVI, Christopher K. Black, Frederic C. Feiler, Jr., Jerome F. Flaherty and Clark Gerhart, M.D.

Item 3.       Bankruptcy or Receivership.

              Not Applicable.

Item 4.       Changes in Registrant's Certifying Accountant.

              Not Applicable.

Item 5.       Other Events.

              Not Applicable.

Item 6.       Resignations of Registrant's Directors.

              Not Applicable.

Item 7.       Financial Statements and Exhibits.

              (a)   Financial Statements of Businesses Acquired.

                    Dexterity Incorporated


                                                                                                              Page
                                                                                                             Number
                                                                                                             ------

                   1.       Report of Independent Public Accountants                                             4

                   2.       Balance Sheets as of December 31, 1998 and 1997                                      5

                   3.       Statements of Operations for the Years Ended December 31, 1998 and 1997              6

                   4.       Statements of Stockholders' Equity for the Years Ended December 31,                  7
                              1998 and 1997

                   5.       Statements of Cash Flows for the Years Ended December 31, 1998 and 1997              8

                   6.       Notes to Financial Statements                                                        9

              (b)   Pro Forma Financial Information.

                   1.       Pro Forma Condensed Consolidated Financial Statements Introduction                  14

                   2.       Pro Forma Condensed Consolidated Balance Sheet as of December 31,
                              1998                                                                             16-17

                   3.       Pro Forma Condensed Consolidated Statements of Operations for the Year              18
                              Ended December 31, 1998

                   4.       Notes to Pro Forma Condensed Consolidated Financial Statements                      19

              (c)   Exhibit Index.

                    Exhibit Number                               Identification of Exhibit
                    --------------                               -------------------------

                           2.1           Plan of Merger and Acquisition Agreement dated December 18, 1998, between
                                         Dexterity Incorporated and the Company (incorporated herein by reference to Exhibit 2.8 to the Company's Annual Report on Form 10-KSB for the
                                         fiscal year ended December 31, 1998).


Item 8.       Change in Fiscal Year.

              Not applicable.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






To Dexterity Incorporated:

We have audited the accompanying balance sheets of Dexterity Incorporated (a Delaware corporation) as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dexterity Incorporated as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                       /S/ ARTHUR ANDERSEN LLP


San Antonio, Texas
March 18, 1999

                             DEXTERITY INCORPORATED

                 BALANCE SHEETS - - DECEMBER 31, 1998 AND 1997


                                                                                           1998               1997
                                                                                       -----------        -----------
                                     ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                           $ 1,660,434        $        --
   Accounts receivable                                                                     322,395                 --
   Inventories                                                                             345,368                 --
   Prepaid and other assets                                                                 30,000                 --
                                                                                       -----------        -----------
                      Total current assets                                               2,358,197                 --
                                                                                       -----------        -----------
PROPERTY AND EQUIPMENT                                                                     299,318            268,700
   Less- Accumulated depreciation                                                          (34,806)                --
                                                                                       -----------        -----------
                      Total property and equipment                                         264,512            268,700
                                                                                       -----------        -----------
INTANGIBLE ASSETS, net                                                                   1,368,447          1,027,046
                                                                                       -----------        -----------
                      Total assets                                                     $ 3,991,156        $ 1,295,746
                                                                                       ===========        ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                                    $   239,126        $        --
   Accrued liabilities                                                                      19,382                 --
   Payable to stockholder                                                                  399,305                 --
                                                                                       -----------        -----------

                      Total current liabilities                                            657,813                 --
                                                                                       -----------        -----------

COMMITMENTS AND CONTINGENCIES (Note 3)

STOCKHOLDERS' EQUITY:
   Preferred stock, $1 par value, 1,000 shares authorized, no shares issued or
     outstanding at December 31, 1998 and 1997                                                  --                 --
   Common stock, $1 par value, 4,000 shares authorized, 1,263 shares and
     731 shares issued and outstanding at December 31, 1998 and 1997, respectively
                                                                                             1,263                731
   Stock subscriptions receivable, 469 shares at December 31, 1997                              --         (2,180,000)
   Additional paid-in capital                                                            5,789,508          5,330,015
   Accumulated deficit                                                                  (2,457,428)        (1,855,000)
                                                                                       -----------        -----------
                      Total stockholders' equity                                         3,333,343          1,295,746
                                                                                       -----------        -----------
                      Total liabilities and stockholders' equity                       $ 3,991,156        $ 1,295,746
                                                                                       ===========        ===========


   The accompanying notes are an integral part of these financial statements.

                             DEXTERITY INCORPORATED


                            STATEMENTS OF OPERATIONS


                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                              1998              1997
                                                         -----------        -----------

REVENUES                                                 $   899,165        $        --
                                                         -----------        -----------
COST AND EXPENSES:
   Cost of sales                                             425,182                 --
   Selling, general and administrative                     1,021,248          1,132,273
   Depreciation and amortization                             132,550                 --
                                                         -----------        -----------

                                                           1,578,980          1,132,273
                                                         -----------        -----------
LOSS FROM OPERATIONS                                        (679,815)        (1,132,273)
                                                         -----------        -----------

INTEREST INCOME                                               77,387                 --
                                                         -----------        -----------
NET LOSS                                                 $  (602,428)       $(1,132,273)
                                                         ===========        ===========



   The accompanying notes are an integral part of these financial statements.

                             DEXTERITY INCORPORATED


                       STATEMENTS OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                                 Common Stock                 Stock
                                                        -----------------------------     Subscriptions
                                                            Shares          Amount          Receivable
                                                            ------          ------          ----------

BALANCE, December 31, 1996                              $        --       $        --       $        --

CONTRIBUTED CASH CAPITAL                                         --                --                --

ISSUANCE OF COMMON STOCK                                        731               731                --

SUBSCRIPTION RECEIVABLE                                          --                --        (2,180,000)

NET LOSS FOR THE YEAR ENDED DECEMBER 31, 1997                    --                --                --
                                                        -----------       -----------       -----------

BALANCE, December 31, 1997                                      731               731        (2,180,000)

ISSUANCE OF SUBSCRIBED COMMON STOCK FOR CASH                    530               530         2,180,000

ISSUANCE OF COMMON STOCK FOR CASH                                 2                 2                --

CONTRIBUTED CASH CAPITAL                                         --                --                --

RESTRICTED OPTION AND STOCK GRANTS                               --                --                --

NET LOSS FOR THE YEAR ENDED DECEMBER 31, 1998                    --                --                --
                                                        -----------       -----------       -----------

BALANCE, December 31, 1998                                    1,263       $     1,263       $        --
                                                        ===========       ===========       ===========





                                                         Additional
                                                          Paid-In          Accumulated
                                                          Capital            Deficit            Total
                                                          -------            -------            -----
BALANCE, December 31, 1996                              $ 1,749,773        $  (722,727)       $ 1,027,046

CONTRIBUTED CASH CAPITAL                                  1,400,973                 --          1,400,973

ISSUANCE OF COMMON STOCK                                       (731)                --                 --

SUBSCRIPTION RECEIVABLE                                   2,180,000                 --                 --

NET LOSS FOR THE YEAR ENDED DECEMBER 31, 1997                    --         (1,132,273)        (1,132,273)
                                                        -----------        -----------        -----------
BALANCE, December 31, 1997                                5,330,015         (1,855,000)         1,295,746

ISSUANCE OF SUBSCRIBED COMMON STOCK FOR CASH                   (530)                --          2,180,000

ISSUANCE OF COMMON STOCK FOR CASH                             5,878                 --              5,880

CONTRIBUTED CASH CAPITAL                                    439,145                 --            439,145

RESTRICTED OPTION AND STOCK GRANTS                           15,000                 --             15,000

NET LOSS FOR THE YEAR ENDED DECEMBER 31, 1998                    --           (602,428)          (602,428)
                                                        -----------        -----------        -----------

BALANCE, December 31, 1998                              $ 5,789,508        $(2,457,428)       $ 3,333,343
                                                        ===========        ===========        ===========




   The accompanying notes are an integral part of these financial statements.

                             DEXTERITY INCORPORATED


                            STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                                                              1998              1997
                                                                                         -----------        ------------
OPERATING ACTIVITIES:
   Net loss                                                                              $  (602,428)       $(1,132,273)
   Adjustments to reconcile net loss to net cash used in operating activities-
     Depreciation and amortization                                                           132,550                 --
     Option and stock grant expense                                                           15,000                 --
     (Increase) in-
       Accounts receivable                                                                  (322,395)                --
       Inventories                                                                          (345,368)                --
       Prepaid and other assets                                                              (30,000)                --
     Increase in-
       Accounts payable                                                                      239,126                 --
       Accrued liabilities                                                                    19,382                 --
                                                                                         -----------        -----------
                      Net cash used in operating activities                                 (894,133)        (1,132,273)
                                                                                         -----------        -----------
INVESTING ACTIVITIES:
   Purchase of property and equipment                                                        (30,618)          (268,700)
   Purchase of intangible assets                                                            (439,145)                --
                                                                                         -----------        -----------
                    Net cash used in investing activities                                   (469,763)          (268,700)
                                                                                         -----------        -----------
FINANCING ACTIVITIES:
   Payable to stockholder                                                                    399,305                 --
   Contributed capital                                                                       439,145          1,400,973
   Issuance of common stock                                                                2,185,880                 --
                                                                                         -----------        -----------
                      Net cash provided by financing activities                            3,024,330          1,400,973
                                                                                         -----------        -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                                  1,660,434                 --

CASH AND CASH EQUIVALENTS, beginning of year                                                      --                 --
                                                                                         -----------        -----------
CASH AND CASH EQUIVALENTS, end of year                                                   $ 1,660,434        $        --
                                                                                         ===========        ===========



   The accompanying notes are an integral part of these financial statements.

                             DEXTERITY INCORPORATED


                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997



1.   ORGANIZATION AND DESCRIPTION OF THE COMPANY:

Dexterity Incorporated (Dexterity), formerly TFX Holding Co., Inc. (TFX), and formerly a majority owned subsidiary of TeleFlex Incorporated (TeleFlex), is a medical device company incorporated by TeleFlex in the first quarter of 1998. For financial reporting purposes, Dexterity is assumed to have had its inception on September 1, 1994, the first month in which advances were made by TeleFlex for the funding of certain selling, general and administrative expenses and for the contract third-party research and development activities which led to the technology that evolved into the Dexterity products described below. Such research and development activities were primarily performed by Medical Creative Technologies, Inc. (MCT), see Note 3. Dexterity had no revenues prior to 1998. As described in Note 4, the majority of Dexterity's sales during 1998 were to one of its former minority stockholders who has, subsequent to December 31, 1998, purchased the remaining shares of Dexterity as described in Note 7. Prior to Dexterity's incorporation, TeleFlex operated Dexterity as a business unit through TFX. During the fourth quarter of 1997, TFX entered into an agreement whereby LifeQuest Medical, Inc. (LifeQuest), Christopher K. Black (Black) and Vision Investments, Inc. (Vision), committed to purchase an investment in TFX as described in Note 5. On March 18, 1999, LifeQuest changed its name to Dexterity Surgical, Inc., as described in Note 7.

Dexterity was created to advance the minimally invasive surgery (MIS) market through the development of disposable devices for hand-assisted laparoscopic surgery (HALS). The Dexterity product line includes the Dexterity(R) Pneumo Sleeve and Dexterity(R) Protractor. The Pneumo Sleeve is a device that allows the surgeon to insert one hand into the abdominal cavity while preserving pneumopreperitoneum during laparoscopic surgery. This new surgical modality, called HALS, is a hybrid between open and laparoscopic surgery. In addition to being used with the Dexterity(R) Pneumo Sleeve, the Dexterity(R) Protractor is used as a stand-alone product for open surgery, providing atraumatic retraction and wound protection.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Revenue Recognition

Product sales are recognized upon the shipment of products to the customer. Customers may return products in the event of product defect or inaccurate order fulfillment. Returns to date have not been significant. All adjustments necessary to reflect actual and anticipated sales returns have been reflected in the accompanying financial statements.

Inventory

Inventory consists of finished goods which are stated at the lower of cost (determined on a first-in, first-out basis) or market.

Fixed Assets and Depreciation

Fixed assets are recorded at cost less accumulated depreciation. Depreciation is provided utilizing the straight-line method over an estimated useful life of eight years. Additions and improvements that extend the useful life of the asset are capitalized. Upon sales or retirement of property and equipment, the related cost and accumulated depreciation are eliminated from the accounts and the resulting gain or loss is recorded. Substantially all of Dexterity's fixed assets are located at MCT's manufacturing facility pursuant to the manufacturing agreement described in Note 3.

Intangible Assets

During 1997, TeleFlex, through a wholly owned subsidiary, assigned to Dexterity all rights to a distribution and licensing agreement with MCT for the Dexterity products. TeleFlex had previously paid $1,027,046 to acquire this distribution and licensing agreement and paid an additional $439,145 during 1998 related to these rights. These are reflected as intangible assets on the accompanying balance sheets and are being amortized on a straight-line basis over 15 years. Dexterity recognized $97,744 in amortization expense related to these intangibles during the year ended December 31, 1998. As distribution of Dexterity products commenced in 1998, no amounts had been amortized in periods prior to 1998. The contribution of these rights to Dexterity by TeleFlex are reflected as a component of contributed capital in the accompanying statements of stockholders' equity.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Statements of Cash Flows

Dexterity considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The following provides supplemental disclosure of noncash investing and financing activities for the years ended December 31, 1998 and 1997:


                                                 1998           1997
                                                 ----           ----

Stock subscriptions receivable                $   -         $  2,180,000


The stock subscriptions receivable were paid in cash in 1998 as described in
Note 5.

3.   COMMITMENTS AND CONTINGENCIES:

In June 1998, Dexterity and MCT entered into an agreement whereby Dexterity agreed to pay MCT royalties on sales of current and future generations of specified Dexterity products in amounts ranging from 2.5 percent to 5 percent of net sales, as defined in the agreement. Minimum annual royalties shall accrue in the amount of $50,000 per year for each of the five years in the period ending June 30, 2003. The term of the royalty agreement shall end on the earlier of (i) the date when no patent application shall be pending and all U.S. patents have expired or (ii) all claims of unexpired patents are subject to a Declaration of Invalidity, as defined in the agreement. Dexterity and MCT also entered into a manufacturing agreement in June 1998 whereby MCT agreed to manufacture the Dexterity products and Dexterity committed to purchase a minimum of 7,200 units of certain Dexterity products at a price of $88 per unit, subject to MCT's ability to produce the units, on a "take or pay" basis by December 31, 1998. After December 31, 1998, Dexterity is not obligated to purchase any minimum quantities from MCT, and the manufacturing agreement is terminable by Dexterity upon 60 days' notice commencing January 1, 1999. In connection with entering into the manufacturing agreement, Dexterity advanced MCT $30,000 for the purchase of raw materials. This amount is reflected as prepaid and other assets on the accompanying balance sheet at December 31, 1998. Subsequent to December 31, 1998, this advance was satisfied by a $30,000 reduction of a trade payable payment due to MCT that was made in January 1999.

In July 1998, Dexterity entered into consulting arrangements with two individuals to assist in the marketing of Dexterity products. The monthly consulting fees described below are maximums and may be reduced to the extent that full-time efforts were not devoted to consulting efforts on behalf of Dexterity. The term and monthly fees are described below. At the end of the original term, the consulting arrangements are terminable by either party as indicated:

                                                       Notice to
    Arrangement          Term         Monthly Fees     Terminate
    -----------       ---------       ------------     ---------
         A            12 months        $   11,667       30 days
         B             6 months        $    8,700       60 days

In July 1998, Dexterity and MCT entered into an agreement with another entity (Identified Patent Holder) and its licensee (collectively, Identified Parties), whereby Dexterity and MCT, collectively, and the Identified Parties, collectively, obtained perpetual covenants not to be sued from each other. The Identified Patent Holder and MCT each own certain patents and patent applications in the area of hand-assisted minimally invasive surgery and the Identified Patent Holder's licensee and Dexterity are exclusive licensees, respectively, of the patented products.

4. RELATED-PARTY TRANSACTIONS:

Substantially all of Dexterity's accounts receivable and revenues as of and for the year ended December 31, 1998, have been to LifeQuest, one of Dexterity's former minority stockholders. As described in Note 7, in December 1998, LifeQuest and Dexterity entered into an agreement whereby Dexterity would be merged with and into LifeQuest. The following table provides detail of Dexterity's accounts receivable from LifeQuest at December 31, 1998, and revenues from sales to LifeQuest for the year ended December 31, 1998:

Accounts receivable from LifeQuest                     $  313,878       97.4%
Accounts receivable from others                             8,517        2.6
                                                       ----------    -------

                        Total                          $  322,395      100.0%
                                                       ==========    =======

Revenues from sales to LifeQuest                       $  812,590       90.4%
Revenues from sales to others                              86,575        9.6
                                                       ----------    -------

                        Total                          $  899,165      100.0%
                                                       ==========    =======


Under an informal arrangement with TeleFlex, Dexterity has historically been allocated certain selling, general and administrative expenses incurred by TeleFlex on behalf of Dexterity. Management of Dexterity believes that such allocations represent reasonable charges for the expenses incurred. During 1997, TeleFlex paid to MCT, on behalf of Dexterity, $767,622 under a prior obligation to either purchase certain quantities of

Dexterity products or pay a specified minimum. Dexterity determined that the products subject to the minimum purchase requirements, while commercially viable, could benefit from certain enhancements to increase their marketability. Dexterity chose to pay the specified minimum, $767,622, under the prior obligation rather than take delivery of such products as inventory, and this amount is a component of selling, general and administrative expenses for the year ended December 31, 1997. Dexterity has no further minimum purchase requirements under this prior obligation.

5. STOCKHOLDERS' EQUITY:

During the fourth quarter of 1997, LifeQuest, Vision and Black subscribed to purchase 215, 146 and 108 shares of Dexterity, respectively. Pursuant to the terms of the purchase commitment agreements, LifeQuest, Vision and Black received an additional 28, 19 and 14 shares, respectively, during 1998 based upon the occurrence of certain events subsequent to December 31, 1997. In the first quarter of 1998, the subscriptions receivable were funded and the shares were issued. During 1998, an additional two shares were granted to an individual as described below. The ownership of Dexterity is as follows:


                                                                           Investment at
                                                                             December 31
                                  Shares          Approximate       --------------------------------
                                  Owned           Percentage           1998               1997
                                  -----           ----------           ----               ----
TeleFlex                             731                  58%       $3,589,891          $3,150,746
LifeQuest                            243(a)               19         1,000,000           1,000,000(a)
Vision                               165(a)               13           680,000             680,000(a)
Black                                122(a)               10           500,000             500,000(a)
Others                                 2(a)               --             5,880(a)               --
                              ----------          ----------        ----------          ----------
              Total                1,263                 100%       $5,775,771          $5,330,746
                              ==========          ==========        ==========          ==========



              (a) Represents subscription receivable at December 31, 1997, and additional shares issued during 1998 as described above.

In December 1998, LifeQuest entered into an agreement with the remaining stockholders (Selling Stockholders) to purchase the Selling Stockholders' interests in Dexterity (see Note 7).

In June 1998, Dexterity granted to certain individuals who have provided consulting services to Dexterity the option to purchase a cumulative of 35 shares of Dexterity's common stock at an option price of $5,500 per share. The options vest at the rate of 20 percent per year beginning in June 1999 and are immediately exercisable upon the occurrence of a change in control of Dexterity, as defined in the option agreement. Dexterity also granted to an individual, in June 1998, the right to receive two shares of restricted stock which are scheduled to vest in June 1999. The vesting period is accelerated in the event of a change in control. Included as a component of selling, general and administrative expenses for the nine months ended December 31, 1998, is $15,000 representing the restricted stock and option grants described above. The fair value of the options were derived from an option pricing model using the minimum value method with an expected volatility of zero, expected dividend yield of zero, an expected life of one year and a risk-free interest rate of
5.1 percent.

6.   FEDERAL INCOME TAXES:

At December 31, 1998, Dexterity's net operating loss (NOL) carryforwards for federal income tax purposes approximated its net loss for financial reporting purposes for the year ended December 31, 1998, as Dexterity had no significant permanent or temporary differences during that period. Prior to 1998, Dexterity was not a taxable entity. As there is no assurance of future income, a 100 percent valuation reserve has been established against Dexterity's primary deferred tax asset, its NOL. Dexterity's NOL will expire in 2018 if not sooner utilized. Dexterity's ability to use its NOL carryforwards to offset future taxable income is subject to restrictions enacted in the United States Internal Revenue Code of 1986, as amended (Code). These restrictions provide for limitations on Dexterity's utilization of its NOL carryforwards following certain ownership changes described in the Code, including the transaction described in Note 7. As a result of ownership changes, Dexterity's existing NOL carryforwards could become subject to limitation and could expire unused.

7.   MERGER AND ACQUISITION:

On December 18, 1998, LifeQuest and Dexterity entered into a Plan of Merger and Acquisition Agreement (Agreement) whereby Dexterity, subject to LifeQuest shareholder approval which was obtained on March 18, 1999, was merged with and into LifeQuest (Merger), and LifeQuest was the surviving corporation. Contemporaneously with the Merger, the surviving corporation changed its name to Dexterity Surgical, Inc. LifeQuest accounted for this business combination as a purchase. The consideration given the Selling Stockholders by LifeQuest for the Dexterity shares it did not previously own consisted of:

     (a) $1.5 million cash.

     (b) Three million restricted shares of LifeQuest common stock.

     (c) Warrants to purchase 1.5 million restricted shares of LifeQuest common stock.

     (d) A one year, $1 million promissory note bearing interest at 12 percent.

     (e) A royalty to be paid to the Selling Stockholders in an amount equal to 15 percent of all sales of Dexterity products for a period of seven years. The royalty is subject to minimum payments which aggregate approximately $9.7 million over the seven-year royalty period, with a net present value, discounted at 12 percent, of approximately $5.95 million.

          DEXTERITY SURGICAL, INC. (FORMERLY LIFEQUEST MEDICAL, INC.)

                                AND SUBSIDIARIES


                        PRO FORMA CONDENSED CONSOLIDATED

                FINANCIAL STATEMENTS DECEMBER 31, 1998 AND 1997

                                  (Unaudited)



INTRODUCTION

The following unaudited pro forma condensed consolidated financial statements include the accounts of Dexterity Surgical, Inc., formerly LifeQuest Medical, Inc. (LifeQuest, a Delaware corporation), and subsidiaries (Company) and Dexterity Incorporated (a Delaware corporation). All significant intercompany accounts and transactions have been eliminated in consolidation. The pro forma condensed consolidated financial statements of the Company have been adjusted to reflect the effects of the Company's acquisition of Dexterity Incorporated (Dexterity). Under the terms of the Plan of Merger and Acquisition Agreement (Agreement) by and between LifeQuest and Dexterity, Dexterity was acquired (Acquisition) through the issuance of 3 million shares of LifeQuest common stock valued at $5.63 million; warrants to purchase 1.5 million shares of LifeQuest common stock valued at $2.31 million; a one year, $1 million note payable bearing interest at 12 percent per annum; a royalty to be paid to Dexterity stockholders, other than LifeQuest, for seven years in an amount equal to 15 percent of all sales of Dexterity products, subject to minimum guaranteed royalties on future sales of Dexterity products, discounted at 12 percent per annum, valued at approximately $5.95 million; and $1.5 million cash. Contemporaneously with the Acquisition, LifeQuest changed its name to Dexterity Surgical, Inc. There are no unidentified intangible assets in the pro forma adjustments and all identified intangible assets relate to Dexterity's distribution and licensing agreement for certain minimally invasive surgical devices. The identified intangible asset associated with the minimum royalty obligations will be amortized over the term of the minimum royalty payments (seven years) and the remaining identified intangible asset will be amortized over the life of the latest patent issued to the licensor of the surgical devices (17 years). Immediately prior to the effectiveness of the Merger, Dexterity distributed all of its cash to its stockholders. The Dexterity stockholders other than LifeQuest received the first $1.5 million of such cash and the remainder of such cash was distributed to all stockholders of Dexterity, including LifeQuest, based on their respective pro rata percentage stockholdings of Dexterity. LifeQuest previously owned approximately 19.2 percent of the capital stock of Dexterity. The Acquisition was recorded using the purchase method of accounting. The aggregate amount of consideration paid by LifeQuest is shown in the table below (dollars in millions):

LifeQuest common stock                                                  $  5.63
Warrants to purchase LifeQuest common stock                                2.31
One-year note payable                                                      1.00
Minimum guaranteed royalties discounted at 12 percent                      5.95
Cash                                                                       1.50
                                                                        -------
                                Total                                   $ 16.39
                                                                        =======

The guaranteed minimum royalty payments, gross and discounted at 12 percent, are shown by year in the table below (dollars in millions):

                                               Gross       Discounted
                                               -----       ----------
                1999                        $    .44       $    .41
                2000                             .83            .68
                2001                            1.31            .97
                2002                            1.78           1.15
                2003                            1.78           1.02
                2004                            1.78            .91
                2005                            1.78            .81
                                            --------       --------
                          Total             $   9.70       $   5.95
                                            ========       ========


The Dexterity Surgical, Inc., and Dexterity Incorporated columns in the following pro forma condensed consolidated financial statements reflect the preacquisition historical financial statements. The unaudited pro forma condensed consolidated balance sheet assumes the Acquisition occurred on December 31, 1998. The unaudited pro forma condensed consolidated statement of operations assumes the Acquisition occurred on January 1, 1998. The pro forma adjustments relate to the consideration given in the Acquisition, amortization of the intangibles associated with the purchase transaction, interest expense on the note payable given as consideration and interest expense on the guaranteed minimum royalty obligation. In the opinion of management of the Company, all adjustments necessary to present fairly the unaudited pro forma condensed consolidated financial statements have been made.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's historical financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

                   DEXTERITY SURGICAL, INC., AND SUBSIDIARIES


                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1998

                                  (Unaudited)

                                                                        December 31, 1998
                                                                            Dexterity
                                                                          Surgical, Inc.
                                                                       (Formerly LifeQuest     Dexterity
                                 ASSETS                                   Medical, Inc.)     Incorporated        Eliminations
                                 ------                                -------------------   -------------       ------------
CURRENT ASSETS:
   Cash and cash equivalents                                            $  1,644,535        $  1,660,434        $ (1,629,952)(a)
   Short-term investments                                                    983,714                  --
   Accounts receivable                                                     2,786,909             322,395            (313,878)(b)
   Accounts receivable from related party                                     56,619                  --
   Inventories, net                                                        1,482,899             345,368
   Prepaid and other assets                                                   49,715              30,000
                                                                        ------------        ------------        ------------
                          Total current assets                             7,004,391           2,358,197          (1,943,830)
                                                                        ------------        ------------
PROPERTY, PLANT AND EQUIPMENT                                              1,604,043             299,318
   Less- Accumulated depreciation                                         (1,051,117)            (34,806)
                                                                        ------------        ------------
                          Net property, plant and equipment                  552,926             264,512
                                                                        ------------        ------------
DEFERRED FINANCE CHARGES                                                     155,139                  --
                                                                        ------------        ------------
INVESTMENTS, at cost                                                       2,202,500                  --          (1,000,000)(c)
                                                                        ------------        ------------
DISTRIBUTION AND LICENSING ROYALTY INTANGIBLES, net                          680,912                  --
                                                                        ------------        ------------
INTANGIBLE ASSETS, net                                                     1,673,818           1,368,447
                                                                        ------------        ------------        ------------
                          Total assets                                  $ 12,269,686        $  3,991,156        $ (2,943,830)
                                                                        ============        ============        ============



                                                                                            Final Consolidated,
                                                                         Pro Forma                December 31,
                                                                        Adjustments                 1998
                                                                        -----------                 ----
CURRENT ASSETS:
   Cash and cash equivalents                                            $ (1,500,000)(d)       $    175,017
   Short-term investments                                                                           983,714
   Accounts receivable                                                                            2,795,426
   Accounts receivable from related party                                                            56,619
   Inventories, net                                                                               1,828,267
   Prepaid and other assets                                                                          79,715
                                                                        ------------           ------------
                          Total current assets                            (1,500,000)             5,918,758
                                                                                               ------------
PROPERTY, PLANT AND EQUIPMENT                                                (34,806)(e)          1,868,555
   Less- Accumulated depreciation                                             34,806(e)          (1,051,117)
                                                                                               ------------
                          Net property, plant and equipment                                         817,438
                                                                                               ------------
DEFERRED FINANCE CHARGES                                                                            155,139
                                                                                               ------------
INVESTMENTS, at cost                                                                              1,202,500
                                                                                               ------------
DISTRIBUTION AND LICENSING ROYALTY INTANGIBLES, net                        5,945,609 (f)          6,626,521
                                                                                               ------------
INTANGIBLE ASSETS, net                                                     9,731,609 (f)         12,773,874
                                                                        ------------           ------------
                          Total assets                                  $ 14,177,218           $ 27,494,230
                                                                        ============           ============




See accompanying notes to pro forma condensed consolidated financial statements.

                   DEXTERITY SURGICAL, INC., AND SUBSIDIARIES


                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1998

                                  (Unaudited)


                                                                            December 31, 1998
                                                                                Dexterity
                                                                              Surgical, Inc.
                                                                           (Formerly LifeQuest      Dexterity
                                  LIABILITIES AND STOCKHOLDERS' EQUITY        Medical, Inc.)       Incorporated   Eliminations
                                                                          ----------------------   ------------   ------------
CURRENT LIABILITIES:
   Accounts payable                                                            $  2,633,032        $    239,126   $   (313,878)(b)
   Accrued liabilities                                                              645,605              19,382
   Current portion of long-term debt and capital lease obligations                  116,310                  --
   Payable to stockholder                                                                --             399,305
                                                                               ------------        ------------    -----------
                          Total current liabilities                               3,394,947             657,813       (313,878)
                                                                               ------------        ------------
OTHER LONG-TERM OBLIGATIONS                                                              --                  --
                                                                               ------------        ------------
CONVERTIBLE DEBENTURES                                                            3,000,000                  --
                                                                               ------------        ------------
MINORITY INTEREST                                                                   106,544                  --
                                                                               ------------        ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Preferred stock                                                                        2                  --

   Common stock                                                                       7,213               1,263

   Additional paid-in capital                                                    25,095,313           5,789,508     (1,629,952)(a)

   Deferred compensation                                                             (6,857)                 --      1,000,000 (c)
   Accumulated deficit                                                          (19,327,476)         (2,457,428)
                                                                               ------------        ------------   ------------
                          Total stockholders' equity                              5,768,195           3,333,343     (2,629,952)
                                                                               ------------        ------------   ------------
                          Total liabilities and stockholders' equity           $ 12,269,686        $  3,991,156   $ (2,943,830)
                                                                               ============        ============   ============




                                                                                                    Final Consolidated,
                                                                                 Pro Forma              December 31,
                                                                                Adjustments                1999
                                                                              -------------         -------------------
CURRENT LIABILITIES:
   Accounts payable                                                           $                       $  2,558,280
   Accrued liabilities                                                              411,287(g)           1,076,274
   Current portion of long-term debt and capital lease obligations                1,000,000(h)           1,116,310
   Payable to stockholder                                                                                  399,305
                                                                               ------------           ------------
                          Total current liabilities                               1,411,287              5,150,169
                                                                                                      ------------

OTHER LONG-TERM OBLIGATIONS                                                       5,534,322(g)           5,534,322
                                                                                                      ------------

CONVERTIBLE DEBENTURES                                                                                   3,000,000
                                                                                                      ------------

MINORITY INTEREST                                                                                          106,544
                                                                                                      ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Preferred stock                                                                                               2

   Common stock                                                                       3,000(i)              10,213
                                                                                     (1,263)(j)
   Additional paid-in capital                                                    (3,159,556)(j)         33,027,313
                                                                                  5,622,000(i)
                                                                                  2,310,000(k)
   Deferred compensation                                                                                    (6,857)
   Accumulated deficit                                                         2,457,428(j)            (19,327,476)
                                                                               ------------           ------------
                          Total stockholders' equity                              7,231,609             13,703,195
                                                                               ------------           ------------
                          Total liabilities and stockholders' equity          $  14,177,218           $ 27,494,230
                                                                               ============           ============




See accompanying notes to pro forma condensed consolidated financial statements.

                   DEXTERITY SURGICAL, INC., AND SUBSIDIARIES


            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                  (Unaudited)

                                                                    Year Ended
                                                                 December 31, 1998
                                                          Dexterity
                                                        Surgical, Inc.
                                                     (Formerly LifeQuest       Dexterity                             Pro Forma
                                                        Medical, Inc.)       Incorporated     Eliminations           Adjustments
                                                     --------------------   -------------     ------------          ------------
NET SALES:
   Product sales                                        $ 17,325,096        $    899,165     $   (812,590)(l)       $
   Commissions earned                                      1,166,945                  --
                                                        ------------        ------------
                                                          18,492,041             899,165
                                                        ------------        ------------

COST AND EXPENSES:
   Cost of sales                                          10,313,931             425,182         (812,590)(l)
   Selling, general and administrative                     9,819,634           1,021,248
   Depreciation and amortization                             404,881             132,550                            1,421,820 (m)
                                                        ------------        ------------
                                                          20,538,446           1,578,980
                                                        ------------        ------------
LOSS FROM OPERATIONS                                      (2,046,405)           (679,815)

OTHER INCOME (EXPENSE):

   Gain (loss) on sale of assets                             389,503                  --
   Investment income                                          56,374                  --
   Interest (expense) income                                (330,620)             77,387                            (120,000) (n)
                                                        ------------        ------------
                                                                                                                    (713,473) (o)

NET LOSS BEFORE MINORITY INTEREST                         (1,931,148)           (602,428)

MINORITY INTEREST IN NET LOSS OF
  CONSOLIDATED SUBSIDIARY                                      2,258                  --
                                                        ------------        ------------
NET LOSS                                                  (1,928,890)           (602,428)
LESS:  DIVIDEND REQUIREMENT ON
       CUMULATIVE PREFERRED STOCK                            (45,548)                 --
                                                        ------------        ------------
NET LOSS APPLICABLE TO COMMON STOCK                     $ (1,974,438)       $   (602,428)
                                                        ============        ============

BASIC AND DILUTED LOSS PER SHARE OF
 COMMON STOCK                                           $       (.28)
                                                        ============

WEIGHTED-AVERAGE SHARES OUTSTANDING
 USED IN COMPUTING
 BASIC AND DILUTED LOSS PER SHARE OF
 COMMON STOCK                                              6,989,951                                                3,000,000
                                                        ============                                                =========

                                                    Final Consolidated,
                                                        Year Ended
                                                        December 31,
                                                           1998
                                                        ------------
NET SALES:
   Product sales                                        $ 17,411,671
   Commissions earned                                      1,166,945
                                                        ------------
                                                          18,578,616
                                                        ------------

COST AND EXPENSES:
   Cost of sales                                           9,926,523
   Selling, general and administrative                    10,840,882
   Depreciation and amortization                           1,959,251
                                                        ------------
                                                          22,726,656
                                                        ------------
LOSS FROM OPERATIONS                                      (4,148,040)

OTHER INCOME (EXPENSE):

   Gain (loss) on sale of assets                             389,503
   Investment income                                          56,374
   Interest (expense) income                              (1,086,706)
                                                        ------------

NET LOSS BEFORE MINORITY INTEREST                         (4,788,869)

MINORITY INTEREST IN NET LOSS OF
  CONSOLIDATED SUBSIDIARY                                      2,258
                                                        ------------
NET LOSS                                                  (4,786,611)
LESS:  DIVIDEND REQUIREMENT ON
       CUMULATIVE PREFERRED STOCK                            (45,548)
                                                        ------------
NET LOSS APPLICABLE TO COMMON STOCK                       (4,832,159)
                                                        ============

BASIC AND DILUTED LOSS PER SHARE OF
 COMMON STOCK                                           $       (.48)
                                                        ============

WEIGHTED-AVERAGE SHARES OUTSTANDING
 USED IN COMPUTING
 BASIC AND DILUTED LOSS PER SHARE OF
 COMMON STOCK                                              9,989,951
                                                        ============


           See accompanying notes to pro forma condensed consolidated financial statements.

          DEXTERITY SURGICAL, INC. (FORMERLY LIFEQUEST MEDICAL, INC.)

                                AND SUBSIDIARIES


         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1998

                                  (Unaudited)



PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS ADJUSTMENTS:

    (a) Reflects the dividend of $1.5 million cash to Dexterity stockholders other than LifeQuest as well as the dividend of 80.8 percent of the remaining cash ($160,434) to Dexterity stockholders other than LifeQuest. Immediately prior to the effectiveness of the Merger, Dexterity distributed all of its cash to its stockholders. The Dexterity stockholders other than LifeQuest received the first $1.5 million of such cash and the remainder of such cash was distributed to all stockholders of Dexterity, including LifeQuest, based on their respective pro rata percentage stockholdings of Dexterity. LifeQuest formerly owned approximately 19.2 percent of the capital stock of Dexterity.

    (b) Reflects the elimination of intercompany receivables and payables between LifeQuest and Dexterity.

    (c) Reflects the elimination of LifeQuest's initial $1 million investment to acquire a 19.2 percent interest in Dexterity.

    (d)  Represents cash consideration paid in the Acquisition.

    (e) Pro forma entry to record acquired property at net book value on date of Acquisition.

    (f) Represents present value of minimum royalty obligations ($5.95 million) and excess of the remaining consideration given ($9.73 million) over net assets acquired in the Acquisition. These identified intangible assets relate to Dexterity's distribution and licensing agreement for certain minimally invasive surgical devices. The identified intangible asset associated with the minimum royalty obligations will be amortized over the term of the minimum royalty payments (seven years) and the remaining identified intangible asset will be amortized over the life of the latest patent issued to the licensor of the surgical devices referred to above (17 years). Management of Dexterity Surgical, Inc., will periodically assess the recoverability of these identified intangible assets and adjust, if necessary, the remaining estimated useful lives.

    (g) Represents net present value of guaranteed minimum royalty to be paid as consideration in the Acquisition.

    (h) Represents $1 million, one-year note payable given as consideration in the Acquisition.

    (i) Represents fair value of 3,000,000 LifeQuest common shares, $.001 par value, given as consideration in the Acquisition.

    (j)  Reflects the elimination of Dexterity's equity accounts.

    (k) Represents estimated fair value of 1.5 million warrants, vesting at the rate of 20 percent per year, to purchase LifeQuest common shares given as consideration in the Acquisition. The fair value of the warrants was calculated by using an option pricing model which approximates the Black-Scholes option pricing model. Assumptions used included a market price per share of $1.875, an exercise price of $2 per share, an expected term of 10 years, anticipated volatility of approximately 77 percent, anticipated annual rate of quarterly dividends of 0 and a risk-free interest rate of approximately 5 percent.

    (l)  Eliminates intercompany sales between LifeQuest and Dexterity.

    (m) Pro forma amortization of the intangible assets acquired in the Acquisition based upon an estimated useful life of seven years for the intangible asset associated with the minimum royalty obligations and 17 years for the remaining intangible asset associated with the distribution and licensing agreement of certain minimally invasive surgical devices. See Note (f) for further detail.

    (n) Pro forma interest expense on note payable given as consideration in the Acquisition.

    (o)  Pro forma accretion of interest on guaranteed minimum royalty.

                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  DEXTERITY SURGICAL, INC.


                                  By:  /s/ Randall K. Boatright
                                     ------------------------------------------
                                     Randall K. Boatright
                                     Executive Vice President and
                                     Chief Financial Officer
                                     (Principal Accounting Officer)



DATE:  March 31, 1999